SUPREME COURT   THE STATE OF NEW YORK
COUNTY OF NEW YORK
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SOUTHWICKE CORPORATION,              :
                                     :
               Plaintiff,            :        COMPLAINT
                                     :
         - against -                 :        Index No. 96 604932
                                     :
THE LEHIGH GROUP, INC, SALVATORE     :
J. ZIZZA, ROBERT A. BRUNO, RICHARD   :
L. BREADY, CHARLES A. GARGANO,       :
ANTHONY F. L. AMHURST AND            :
SALVATORE M. SALIBELLO,              :
                                     :
               Defendants            :
-----------------------------------x


                  Southwicke  Corporation  ("Southwicke"),   by  its  attorneys,
Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, respectfully alleges as follows:

                                  INTRODUCTION

                  1. This action involves the improper conduct of the defendants relating to a proposed merger between The Lehigh Group, Inc. ("Lehigh"), a corporation in which Southwicke has a significant stockholder position, and DHB Capital Group, Inc. ("DHB"), a company whose chairman and principal stockholder was fined and enjoined by the Securities and Exchange Commission ("SEC"), and who is prohibited for a five year period from holding a position in a broker-dealer or related entities.

                  2. Upon information and belief, two of Lehigh's executive officers, Salvatore Zizza ("Zizza") and Robert A. Bruno ("Bruno"), who dominate and control Lehigh's Board of Directors, have proposed and supported the DHB merger (as hereinafter defined), and have sworn allegiance to greed, eschewing in the process their fiduciary obligations to Lehigh's stockholders because their obvious, self-interest has blinded them to the patently inadequate nature of DHB's merger proposal.

                  3. DHB's merger proposal, inadequate by any measure because it dilutes Lehigh's stockholders from a 100% to 3% equity interest, in return for a mere bridge loan, not a capital infusion, is even more ludicrous when compared to the competing offer recently made by Mentmore Holding Corp. ("Mentmore").

                  4. Mentmore's proposal is in the best interest of Lehigh's stockholders but not that of Zizza and Bruno. Accordingly, upon information and belief, Zizza and Bruno, who are determined to champion the DHB Merger because of the substantial employment contracts and benefits they will receive pursuant thereto, have caused the Lehigh Board of Directors to engage in dilatory tactics and to create obstacles at every turn, first to altogether avoid evaluation of Mentmore's superior proposal, and then to reject it out of hand.

                                    PARTIES

                  5. Southwicke is a Delaware corporation with its principal place of business in New York, New York.

                  6.  Upon   information  and  belief,   Lehigh  is  a  Delaware
corporation with its principal place of business in New York, New York.


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
                  7. Upon information and belief, Salvatore J. Zizza ("Zizza") is the President and Chief Executive Officer of Lehigh, and is, and at all relevant times has been, the Chairman of it Board of Directors.

                  8. Upon information and belief, Robert A. Bruno ("Bruno") is the Vice-President, General Counsel and Secretary of Lehigh, and is, and at all relevant times has been, a member of its Board of Directors.

                  9. Upon information and belief, Richard L. Bready ("Bready") is, and at all relevant times has been, a member of Lehigh's Board of Directors.

                  10.  Upon   information   and  belief,   Charles  A.   Gargano
("Gargano") is, and at all relevant times has been, a member of Lehigh's Board of Directors.

                  11. Upon information and belief, Anthony F. L. Amhurst ("Amhurst") is, and at all relevant times has been, a member of Lehigh's Board of Directors.

                  12. Upon information and belief, Salvatore M. Salibello ("Salibello") is, and at all relevant times has been, a member of Lehigh's Board of Directors.

                                   BACKGROUND

                  13. Lehigh is a New York Stock Exchange listed company.

                  14. Lehigh's shares of common stock are widely held and the majority of its shares are publicly held.


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
                  15.   Southwicke  holds  a  substantial   number  of  Lehigh's
outstanding shares of common stock.

                        LEHIGH'S PLAN TO MERGE WITH DHB

                  16. On or about June 12, 1996, Lehigh announced that it had entered into a letter of intent to merge with DHB.

                  17. According to a document filed with the SEC, DHB's principal, David H. Brooks, Chairman and principal shareholder of DHB, entered into a consent decree with the SEC in December 1992. Without admitting or denying guilt, he was assessed a fine and agreed to be enjoined from future violations of Sections 15(b) and 15(f) of the Securities and Exchange Act of 1934. He is barred from having any direct or indirect interest in, or acting as a director, officer or employee of any broker, dealer, municipal securities dealer, investment advisor, or investment company, although he may reapply to become associated in the above manner after a five year period.

                  18. Upon information and belief, on or about July 8, 1996, Lehigh and DHB entered into a definitive merger agreement (the "Merger Agreement") pursuant to which DHB will merge into a newly formed wholly-owned subsidiary of Lehigh (the "DHB Merger").

                  19. Pursuant to the DHB Merger, DHB will acquire 97% of Lehigh's outstanding common stock and will dilute Lehigh's stockholders from a 100% to a 3% equity position, providing as consideration a $300,000 loan to Lehigh.


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
                  20. The Boards of Directors of Lehigh and DHB both voted in favor of the DHB Merger.

                  21. The Merger Agreement provides that Lehigh may terminate the Merger Agreement if any action is threatened or brought before a court or other governmental body to enjoin the Merger or if the Merger would subject Lehigh or DHB to liability for breach of any law or regulation.

                  22. Pursuant to the Merger Agreement, Lehigh's shares will be reverse-split on a 21.845 to 1 basis and DHB shares will then be exchanged for Lehigh shares on a one-to-one basis.

     ZIZZA WRONGFULLY TRANSFERS TO DHB AN OPTION FOR 37% OF LEHIGH'S STOCK

                  23. According to Lehigh's press release dated July 9, 1996 (the "Press Release"), which was filed with the SEC on Form 8-K on July 16, 1996, concurrent with the execution of the Merger Agreement and as an integral part thereof, by letter agreement Zizza "sold to DHB an option to purchase upon to six million shares of Lehigh stock at a price of $0.50 per share, which is the price at which Mr. Zizza can acquire those shares from The Lehigh Group under pre-existing agreements" (the "Zizza Option").

                  24. Such Form 8-K also reported that Zizza also promised to use his best efforts prior to the record date for the stockholder meeting to vote on the Merger Agreement to obtain irrevocable proxies for Lehigh's shares from Lehigh's officers and directors.

                  25. In return for granting the Zizza Option to DHB, Zizza received a promissory note from DHB in the amount of


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
$100,000, payable at the earlier of 1) November 15, 1996, 2) the date on which DHB exercises the option or 3) the date upon which the letter agreement between Zizza and DHB terminates.

                  26. The Zizza Option expires on the later of January 8, 1997, or on the date the Merger Agreement is consummated or terminated.

                  27.  If  DHB  exercises   the  Zizza   Option,   it  will  own
approximately 37% of the outstanding shares of Lehigh's common stock, after giving effect to the exercise of such option.

                  28. DHB's Schedule 13-D dated July 17, 1996, states that DHB purchased the option to ensure "a favorable vote of stockholders of [Lehigh] with respect to the proposed merger between DHB and [Lehigh]."

                  29. The Press Release failed to state that the Zizza Option was, upon information and belief, designed to discourage competitive proposals from third parties.

                  30. According to the Press Release, in early October, 1996, Lehigh will hold a stockholders' meeting to ratify the merger.

               THE ATTEMPTED GRANTING OF THE ZIZZA OPTION IS VOID

                  31. According to documents filed with the SEC, any Lehigh stock options Zizza owned which could be exercised at $0.50 per share (and which he purported to transfer pursuant to the Zizza Option) are expressly non-transferable.

                  32. According to documents filed with the SEC, any Lehigh warrants that Zizza owned which entitled him to purchase


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
Lehigh stock expired before Zizza granted the Zizza Option to DHB.


                  33. To the extent that Zizza purported to grant or transfer options or warrants to DHB pursuant to the Zizza Option, such grant or transfer is void.

                        SELF-DEALING BY ZIZZA AND BRUNO

                  34. As hereinafter alleged, Zizza and Bruno are on both sides of the DHB Merger and are financially interested in the outcome.

                        ZIZZA'S NEW EMPLOYMENT AGREEMENT

                  35. Aside from receiving $100,000 from DHB in return for selling $0.50 options to DHB, Zizza will receive other substantial benefits from the DHB Merger.

                  36. If the DHB Merger is consummated, Zizza will be named President and COO of the surviving entity, DHB Group, Inc.

                  37. In connection with the DHB Merger, Zizza is to obtain a new employment agreement which will extend his term of employment from December 31, 1999 to four years after the consummation of the DHB Merger.

                  38. Zizza's new employment agreement provides for salaries of $150,000, $175,000, $200,000 and then $225,000 for each of the four years of the agreement.

                  39. Unlike the old employment agreement which provided only for one performance-based bonus dependent upon reaching certain financial goals, the new employment agreement contains a similar performance-based bonus as well as a separate bonus equal


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
to 8% of the excess of the base amount during the first year of employment, 6% in excess of the base amount in the second year of employment and 4% in excess of the base amount in the third and fourth years of employment, where the base amount is defined as the difference between the company's "operating income before other income less other income, net of interest income, as of the year ended December 31, 1996."


                  40. The new employment agreement also provides that, in exchange for relinquishing rights to certain options, Zizza will obtain a stock option to buy up to 232,000 shares of common stock of Lehigh for $1.00 per share, exercisable for four years from the date the options vest.

                  41. The options will contain an anti-dilution provision.

                  42. The new employment agreement also states that immediately following the merger, Zizza will obtain 30,000 shares of common stock in the new entity, in return for extinguishing a debt of $300,000 Lehigh owes Zizza. The number of shares will be adjusted to prevent Zizza from being diluted.

                  BRUNO'S NEW EMPLOYMENT AGREEMENT

                  43. If the DHB Merger is consummated, in addition to being named a director, Bruno also will be named Vice-President and General Counsel of the surviving entity.

                  44. In connection with the DHB Merger, Bruno is to obtain a new employment agreement which grants him a term of employment until four years after the consummation of the merger.


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
                  45. Under his prior employment agreement, Bruno's annual salary for the duration of the agreement was $150,000, with $50,000 deferred annually until such time as Lehigh's annual revenues exceed $25,000,000.

                  46. Upon information and belief, Lehigh's revenues have not exceeded $25,000,000 during Bruno's employment with Lehigh at any time.

                  47. Pursuant to the new employment agreement, Bruno's salary will be $100,000 the first year, $110,000 the second year, $120,000 the third year and $130,000 the last year. No portion of the salary is stated to be deferred.

                  48. Bruno's new employment agreement also provides that he may receive a discretionary performance bonus each year.

                  49. Bruno's new employment agreement also provides that, in exchange for relinquishing rights to certain options, Bruno will obtain a stock option to buy up to 92,000 shares of common stock for $1.00 per share, exercisable for four years from the date the options vest.

                  50. The options will contain an anti-dilution provision.

                  51. Pursuant to their new respective employment agreements, Zizza and Bruno are both expected to be directors of the surviving entity following the merger. The merged entity "shall use its best efforts to cause [Zizza and Bruno] to be elected as [directors] at all times during the [e]mployment [p]eriod."


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
                  52. Zizza and Bruno are both therefore clearly financially interested in the DHB Merger.

        LEHIGH PASSES IMPROPER BYLAWS TO DISCOURAGE COMPETITIVE BIDDING

                  53. Prior to the  announcement  of the DHB Merger,  Article I,
Section 6 of Lehigh's bylaws provided that, among others, stockholders who held in excess of 15% of Lehigh's outstanding shares of common stock were permitted to call a special stockholders' meeting for any purpose.

                  54. On July 17, 1996, almost immediately after the Merger Agreement was executed, the Board of Directors amended Lehigh's bylaws.

                  55. Article I, section 6 was amended to provide that special stockholders' meetings may be called only by certain officers or directors of Lehigh or by resolution of the Board of Directors.

                  56. This bylaw, and others created on July 17, 1996, have the effect of improperly preventing Lehigh's stockholders from calling special meetings to consider alternative proposals to enhance stockholder values and also improperly impedes action by written consent of stockholders in lieu of a meeting who disapprove of the DHB Merger, with the intended result that the DHB Merger will be approved by Lehigh's stockholders.

                  MENTMORE MAKES A COMPETING BID FOR LEHIGH

                  57. On August 28, 1996, Mentmore provided to Lehigh a written proposal which offered to purchase a majority of the stock of Lehigh in return for contributing substantial value to


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
Lehigh's stockholders (the "Mentmore Proposal"), whereas DHB's offer seeks to acquire 97% of Lehigh's stock in return for a $300,000 loan.

                  58. By correspondence, meetings and requests for meetings, defendants were given every opportunity to obtain all necessary information to adequately evaluate and consider the Mentmore Proposal.

                  59. Upon information and belief, defendants and each of them failed and refused to adequately evaluate and consider the Mentmore Proposal, instead rejecting it and advising that they would move forward with the DHB Merger, all in derogation and violation of defendants' fiduciary responsibilities and duties.


                              FIRST CAUSE OF ACTION
                           (BREACH OF FIDUCIARY DUTY)

                  60. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1-59 of the complaint as if fully stated herein.

                  61. Defendants Zizza and Bruno, as directors and officers, and Bready, Gargano, Amhurst and Salibello, as directors (the "Individual Defendants"), owe fiduciary duties of faith, loyalty and care to Lehigh and its stockholders.

                  62. Once the Board of Directors decided to sell Lehigh, the Board was required to obtain the best available price for Lehigh.

                  63. Upon information and belief, Lehigh's Board of Directors did not review all reasonable alternatives to the DHB


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
Merger before entering into the letter of intent and Merger Agreement with DHB.


                  64. Upon information and belief, the Individual Defendants breached their fiduciary duties by, among other things:

                           a.  failing  to obtain  the best  price for  Lehigh's
stockholders once the Board of Directors decided to sell Lehigh;

                           b. approving the DHB Merger when to do so is contrary
to business judgment, when DHB's proposal is not entirely fair to Lehigh's stockholders, egregiously dilutes Lehigh's stockholders and fails to give Lehigh's stockholders a premium for the change in control;

                           c. failing to consider  alternative merger candidates
once the Board of Directors decided to sell Lehigh;

                           d. voting in favor of the DHB Merger without pursuing
other available options, when the effect of the merger with DHB is to dilute dramatically and improperly Lehigh's stockholders;

                           e.  as  an  integral  part  of  the  DHB  Merger  (i)
permitting Zizza to sell options to DHB which, by their terms, were non-transferable and (ii) permitting Zizza to sell warrants to DHB which, by their terms, expired prior to the date that Zizza purported to transfer them, which together would improperly grant to DHB control of approximately 37% of Lehigh's common stock;


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
                           f.  refusing  adequately  to  consider  the  Mentmore
competing offer; and

                           g.  enacting  bylaws after  entering  into the Merger
Agreement with DHB which were wrongfully designed to discourage a competitive bidding process for Lehigh and to preclude stockholders from calling a special meeting concerning the Merger Agreement.

                  65.  Southwicke  is  irreparably   harmed  by  the  Individual
Defendants' breaches of their fiduciary duty.

                  66. Southwicke has no adequate remedy at law.



                             SECOND CAUSE OF ACTION
                             (DECLARATORY JUDGMENT)

                  67. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1-66 of the complaint as if fully stated herein.

                  68. A justiciable and ripe controversy exists between defendants and Southwicke, who as one of Lehigh's stockholders, is an intended third party beneficiary of the restrictions placed on Zizza's ability to transfer his options.

                  69. Upon information and belief, Zizza owned options to purchase 4,250,000 shares of Lehigh common stock at $0.50 per share.

                  70. Upon information and belief, by their terms, these options were expressly non-transferable.

                  71. Upon information and belief, on July 18, 1995, Zizza purchased from Dominic Bassani certain warrants of Lehigh


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
common stock, 1,750,000 of which were exercisable at $0.50 per share.

                  72. Upon information and belief, by their terms, these warrants expired six months after Mr. Bassani ceased working with Lehigh.

                  73. Upon information and belief, Mr. Bassani ceased working with Lehigh in or about July 1995, meaning that the warrants expired by no later than in or about January 1996.

                  74. Upon information and belief, the warrants expired long before Zizza purported to transfer the warrants to DHB pursuant to the DHB Option.

                  75. Upon information and belief, Zizza's attempt to transfer and grant his non-transferable options and expired warrants to DHB as part of the DHB Option is void and of no force or effect.

                              THIRD CAUSE OF ACTION
                             (DECLARATORY JUDGMENT)

                  76. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1-75 of the complaint as if fully stated herein.

                  77.  A  justiciable  and  ripe   controversy   exists  between
defendants and Southwicke, who as one of Lehigh's stockholders, is an intended third party beneficiary of Lehigh's bylaws.

                  78. On July 17, the Board of Directors amended Lehigh's bylaws as described in paragraphs 53-56 of the complaint.


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
                  79. These bylaws have the effect of inhibiting a competitive bidding process for the sale of Lehigh to the highest bidder.

                  80. These bylaws are invalid and unenforceable.

                  WHEREFORE, Southwicke demands judgment as follows:

                  a) with respect to the first cause of action, a preliminary and permanent injunction affirmatively requiring defendants to terminate the Merger Agreement prior to the stockholders' meeting which will be scheduled to vote on such Merger Agreement;

                  b) with respect to the second cause of action, a judgment pursuant to CPLR ss. 3001 declaring that Zizza's attempt to sell options and/or warrants to DHB, and the DHB Option, are invalid and of no force or effect;

                  c) with respect to the third cause of action, a judgment pursuant to CPLR ss. 3001 declaring that the bylaws passed in conjunction with the Merger Agreement are invalid and of no force or effect;

                  d) with respect to the first cause of action, a judgment in an amount as yet to be determined but no less than the sum of $500,000; and


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
                  e) such other and further relief as to the Court seems just and proper, together with the attorneys' fees, costs and disbursements incurred in this action.

Dated:      October 1, 1996
            New York, New York

                                    GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN &
                                    QUENTEL  Attorneys  for  Plaintiff  153 East
                                    53rd Street,  35th Floor New York,  New York
                                    10022 (212) 801-9200


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